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                         Optical Sensors Incorporated

           Exhibit 11 - Statement Re: Computation of Per Share Loss
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                                                           Three Months Ended          Nine Months Ended
                                                              September 30                September 30
Primary:                                                 1996            1995         1996           1995
                                                      ------------------------------------------------------
Weighted average shares outstanding                     8,307,346       384,040     6,827,056        321,777
Dilutive stock options - based on the treasury
  stock method using the initial public offering
  price (1)
                                                              ---     2,696,425           ---      2,696,425
                                                      ------------------------------------------------------
Total                                                   8,307,346     3,080,465     6,827,056      3,018,202
                                                      ======================================================
Net loss                                              $(2,275,759)  $(2,856,395)  $(6,943,715)   $(6,082,182)
                                                      ======================================================
Per share amount                                            $(.27)        $(.93)       $(1.02)        $(2.02)
                                                      ======================================================
Fully Diluted:
Weighted average shares outstanding                     8,307,346       384,040     6,827,056        321,777
Dilutive stock options - based on the treasury
  stock method using the initial public offering
  price (1)                                                   ---     2,696,425           ---      2,696,425
Convertible preferred stock - using the
if-converted method                                           ---     4,766,974       882,773      4,766,974
                                                      ------------------------------------------------------
Total                                                   8,307,346     7,847,439     7,709,829      7,785,176
                                                      ======================================================
Net loss                                              $(2,275,759)  $(2,856,395)  $(6,943,715)   $(6,082,182)
                                                      ======================================================
Per share amount                                            $(.27)        $(.36)        $(.90)         $(.78)
                                                      ======================================================
(1) In accordance with SAB No. 83.
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